PRESS RELEASE

FOR: STRATASYS, INC.

CONTACT:	Shane Glenn, Director of Investor Relations
(952) 294-3416, shane.glenn@stratasys.com

STRATASYS REPORTS FIRST QUARTER FINANCIAL RESULTS

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MINNEAPOLIS, April 29, 2009 – Stratasys, Inc. (Nasdaq: SSYS) today announced first quarter financial results.

     Revenue was $23.1 million for the first quarter ended March 31, 2009 versus $30.7 million reported for the same period in 2008. System shipments totaled 591 units for the first quarter of 2009, versus 577 for the same period last year.

     The company reported a net loss of approximately $704,000 for the first quarter, or $0.03 per share, compared to net income of $3.8 million, or $0.18 per share, for the same period last year.

     Non-GAAP net income, which excludes certain discrete items and stock-based compensation expense, was approximately $5,000 for the first quarter of 2009 compared to $4.3 million for the same period last year.

     The first quarter of 2009 included a discrete item related to a pre-tax restructuring expense that totaled approximately $779,000. The restructuring expense is associated with cost-saving measures the company implemented during the first quarter. The total restructuring expense, net of tax, was approximately $512,000, or $0.03 per share.

     The first quarter of 2008 included a discrete item related to an impairment charge of approximately $257,000 net of tax, or $0.01 per share. This non-operating charge in 2008 was an adjustment to the fair value of an auction rate security.

     Stock-based compensation expense required under Statement of Financial Accounting Standard (SFAS) 123R was approximately $197,000 net of tax, or $0.01 per share for the first quarter of 2009, and approximately $261,000 net of tax, or $0.01 per share, for the same period last year.

     Cash flow from operations totaled $3.0 million for the first quarter. The company had approximately $49 million in total cash and investments as of the end of the first quarter.

     Appropriate reconciliations between GAAP and non-GAAP financial measures are provided in a table at the end of this press release. The table provides itemized detail of the impairment charge and restructuring expense, as well as the stock-based compensation expense used to determine non-GAAP financial measures.

     “The first quarter represented a challenging economic environment for our company as market conditions deteriorated significantly from levels observed in the fourth quarter of last year,” said Scott Crump, chairman and chief executive officer of Stratasys. “The global slowdown impacted all of our businesses, as customers reduced capital budgets and operating expenditures. Despite these conditions, our new initiatives have been well-executed, and we are well-positioned for a rebound in the global economy.

     “Our new distribution model for Fortus 3D production systems in North America has been successfully implemented, with all Stratasys systems now distributed through an indirect channel worldwide. In addition, we remain excited about the opportunity within direct digital manufacturing, as well as our new branding and product strategies that target these applications. Although Fortus 3D production system sales fell compared to last year, we are building a pipeline of opportunities that should contribute to accelerated growth when economic conditions improve.

      “We have been pleased with the market’s response to our new personal 3D printer, the uPrint, following its successful introduction in January. While total sales of our 3D printers have been disappointing, uPrint sales have been strong. In addition, we believe the system represents a whole-product solution that has widened our lead over competitors. Despite the current economic environment, we remain passionate in our long-term vision to accelerate the adoption of 3D printers among designers and engineers worldwide, and we are confident that our strategy will meet that goal.

     “Our RedEye paid parts and consumable businesses were also impacted by the weak global economy during the first quarter. Although our paid parts business grew slightly over last year, it was negatively impacted by an aggressive competitive environment, as many competitors are fighting for their survival. Our consumable business felt the impact of a decline in system usage, as our users have cut back on design and engineering resources. We believe these trends are temporary, and will reverse with an eventual rebound in the markets we serve.

     “The near-term outlook continues to suggest a difficult market environment, and we have taken steps in the first quarter to adjust our operating expenses. However, our value proposition has not changed, nor has our long-term outlook and strategy for growth. We remain committed to our long-term goals and objectives and remain confident in our ability to provide value to our customers, channel partners and shareholders,” Crump concluded.

     Due to the difficulty of forecasting in the current economic environment, Stratasys is currently not providing financial guidance for the fiscal year ending December 31, 2009.

     The company recently provided access to several promotional videos on its Web site, including a demonstration of a Dimension 3D printer application at Jay Leno’s Garage, and a presentation by the Chief Technology Officer at AutoDesk of a full-scale custom motorcycle prototype made by the RedEye paid parts service. These videos can be accessed at http://www.stratasys.com/Stratasys_Video_Library.aspx.

     The company will hold a conference call to discuss its first quarter financial results on Wednesday, April 29, 2009 at 8:30 a.m. (ET). The investor conference call will be available via live webcast on the Stratasys Web site at www.stratasys.com under the "Investors" tab. To participate by telephone, the domestic dial-in number is 866-362-4829, and the international dial-in is 617-597-5346. The access code is 73379324. Investors are advised to dial into the call at least ten minutes prior to the call to register.

     The webcast will be available for 90 days on the "Investors" page of the Stratasys website.

(Financial tables follow)

Stratasys, Inc., Minneapolis, manufactures additive fabrication machines for prototyping and manufacturing plastic parts. The company also operates a service for part prototyping and production. According to Wohlers Report 2008, Stratasys supplied 44 percent of all additive fabrication systems installed worldwide in 2007, making it the unit market leader for the sixth consecutive year. Stratasys patented and owns the process known as FDM.® The process creates functional prototypes and end-use parts directly from any 3D CAD program, using high-performance industrial thermoplastics. The company holds more than 250 granted or pending additive fabrication patents globally. Stratasys products are used in the aerospace, defense, automotive, medical, business and industrial equipment, education, architecture, and consumer-product industries. Online at: www.Stratasys.com.

Forward Looking Statements

All statements herein that are not historical facts or that include such words as “expects”, “anticipates”, “projects”, “estimates”, “vision”, “planning” or “believes” or similar words constitute forward-looking statements covered by the safe harbor protection of the Private Securities Litigation Reform Act of 1995. Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. These include statements regarding projected revenue and income in future quarters; the size of the 3D printing market; our objectives for the marketing and sale of our DimensionTM 3D printers and our FortusTM 3D production systems, particularly for use in direct digital manufacturing (DDM); the demand for our proprietary consumables; the expansion of our paid parts service; and our beliefs with respect to the growth in the demand for our products. Other risks and uncertainties that may affect our business include our ability to penetrate the 3D printing market; our ability to maintain the growth rates experienced in preceding quarters; our ability to introduce, produce and market new materials, such as ABS-Plus and ABS-M30, and the market acceptance of these and other materials; the impact of competitive products and pricing; our timely development of new products and materials and market acceptance of those products and materials; the success of our recent R&D initiative to expand the DDM capabilities of our core FDM technology; and the success of our RedEyeOnDemandTM and other paid parts services. Actual results may differ from those expressed or implied in our forward-looking statements. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. In addition to the statements described above, such forward-looking statements include the risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission, including our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Financial Tables & Non-GAAP Discussion

The information discussed within this release includes financial results that are in accordance with accounting principles generally accepted in the United States (GAAP). Certain prior year balance sheet amounts shown in the financial tables have been reclassified to conform to the current year’s presentation. In addition, certain non-GAAP financial measures have been provided that exclude certain charges and expenses. The non-GAAP measures should be read in conjunction with the corresponding GAAP measures and should be considered in addition to, and not as an alternative or substitute for, the measures prepared in accordance with GAAP. The non-GAAP financial measures are provided in an effort to provide information that investors may deem relevant to evaluate results from the company’s core business operations and to compare the company’s performance with prior periods. The non-GAAP financial measures primarily identify and exclude certain discrete items, such as an impairment charge for certain auction rate securities, restructuring expenses, and expenses associated with stock-based compensation required under SFAS 123R. The company uses these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

This release is also available on the Stratasys Web site at www.Stratasys.com.

STRATASYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2009	2008
	(unaudited)	(unaudited)
Net sales
Product	$16,951,502	$25,107,540
Services	6,193,299	5,600,149
	23,144,801	30,707,689

Cost of goods sold
Product	10,686,156	10,742,354
Services	2,886,293	2,601,458
	13,572,449	13,343,812

Gross profit	9,572,352	17,363,877

Operating expenses
Research and development	1,871,760	2,168,709
Selling, general and administrative	9,308,209	9,690,868
	11,179,969	11,859,577

Operating income (loss)	(1,607,617)	5,504,300

Other income (expense)
Interest income, net	286,353	601,066
Foreign currency transaction gains (losses), net	236,601	(28,168)
Other	13,726	(275,780)
	536,680	297,118

Income (loss) before income taxes	(1,070,937)	5,801,418

Income taxes	(367,008)	2,002,849

Net income (loss)	$(703,929)	$3,798,569

Earnings per common share
Basic	$(0.03)	$0.18
Diluted	$(0.03)	$0.18

Weighted average number of common
shares outstanding
Basic	20,222,127	20,979,068
Diluted	20,222,127	21,507,626

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2009	2008
	(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$30,664,771	$27,945,799
Short-term investments - held to maturity	3,820,657	4,835,055
Accounts receivable, less allowance for doubtful
accounts of $1,063,943 and $1,017,521
in 2009 and 2008, respectively	23,686,635	26,539,733
Inventories	20,229,662	19,889,351
Net investment in sales-type leases, less allowance for
doubtful accounts of $314,819 and $342,642
in 2009 and 2008, respectively	3,463,969	3,870,472
Prepaid expenses and other current assets	1,420,520	2,608,080
Deferred income taxes	2,168,000	2,168,000
Total current assets	85,454,214	87,856,490

Property and equipment, net	28,941,966	29,749,921

Other assets
Intangible assets, net	8,107,048	8,347,200
Net investment in sales-type leases	3,731,588	4,545,977
Long-term investments - available for sale securities	1,109,250	1,109,250
Long-term investments - held to maturity	13,769,498	13,825,981
Other non-current assets	2,320,683	2,308,214
Total other assets	29,038,067	30,136,622

Total assets	$143,434,247	$147,743,033

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and other current liabilities	$9,122,403	$11,795,238
Unearned revenues	11,509,689	12,765,396
Total current liabilities	20,632,092	24,560,634

Non-current liabilities
Deferred tax liabilities	620,000	620,000
Total non-current liabilities	620,000	620,000

Total liabilities	21,252,092	25,180,634

Commitments and contingencies

Stockholders' equity
Common stock, $.01 par value, authorized 30,000,000
shares, issued 25,910,203 shares as of March 31, 2009 and
25,909,603 shares as of December 31, 2008	259,102	259,096
Capital in excess of par value	92,100,450	91,611,078
Retained earnings	69,195,740	69,899,669
Accumulated other comprehensive loss	(368,712)	(203,019)
Less cost of treasury stock, 5,687,631 shares in 2009 and 2008	(39,004,425)	(39,004,425)
Total stockholders' equity	122,182,155	122,562,399

Total liabilities and stockholders' equity	$143,434,247	$147,743,033

STRATASYS, INC.

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

	Non-GAAP Adjustments Three Months Ended March 31, 2009				Non-GAAP Adjustments Three Months Ended March 31, 2008
	Consolidated			Consolidated	Consolidated			Consolidated
	(unaudited)	Stock-Based	Restructuring	(unaudited)	(unaudited)	Stock-Based	Auction Rate	(unaudited)
	As Reported	Compensation (1)	(2)	Non-GAAP	As Reported	Compensation (1)	Security (3)	Non-GAAP
Selling, general and administrative expenses	$9,308,209	$(250,553)	$(778,840)	$8,278,816	$9,690,868	$(315,395)	$(390,000)	$8,985,473

Total operating expenses	11,179,969	(250,553)	(778,840)	10,150,576	11,859,577	(315,395)	(390,000)	11,154,182

Operating income (loss)	(1,607,617)	250,553	778,840	(578,224)	5,504,300	315,395	390,000	6,209,695

Other income	13,726	-	-	13,726	(275,780)	-	-	(275,780)
Total other income	536,680	-	-	536,680	297,118	-	-	297,118

Income (loss) before income taxes	(1,070,937)	250,553	778,840	(41,544)	5,801,418	315,395	390,000	6,506,813
Income taxes	(367,008)	54,000	266,907	(46,101)	2,002,849	54,000	133,000	2,189,849

Net income (loss)	$(703,929)	$196,553	$511,933	$4,557	$3,798,569	$261,395	$257,000	$4,316,964

Earnings per common share
Basic	$(0.03)	$0.01	$0.03	$0.00	$0.18	$0.01	$0.01	$0.20
Diluted	$(0.03)	$0.01	$0.03	$0.00	$0.18	$0.01	$0.01	$0.20

Weighted average number of common
shares outstanding
Basic	20,222,127			20,222,127	20,979,068			20,979,068
Diluted	20,222,127			20,231,569	21,507,626			21,507,626

These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results adjusted for the non-GAAP items described below provides meaningful supplemental information to both management and investors.

(1) - Represents non-cash stock-based compensation expense recognized in accordance with FAS 123R.

(2) - Represents severance and other related costs associated with the Company's restructuring in the first quarter of 2009.

(3) - Represents a reduction in the assessed fair value of an auction rate security investment that the Company considered to be other than temporary.

The Company considers these non-GAAP measures to be indicative of the its core operating results and facilitates a comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes however they should not be viewed as a substitute for the Company’s GAAP results.